Exhibit 10.9
EXECUTION COPY
JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England
March 11, 2008
To: NuVasive, Inc.
4545 Towne Centre Court
San Diego, CA 92121
Attention: Treasurer
Telephone No.: 858-909-1800
Facsimile No.: 858-909-2000
Re: Warrants
     This letter agreement (the “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) entered into JPMorgan Chase Bank, National Association, London Branch (“Bank”) and NuVasive, Inc. (“Company”), pursuant to a letter agreement dated March 3, 2008 (the “Confirmation”), pursuant to which Bank has purchased from Company a Number of Warrants equal to 2,235,150. This Amendment relates to, and sets forth the terms of, the purchase by Bank from Company of an additional Number of Warrants (the “Additional Number of Warrants”).
     Upon the effectiveness of this Amendment, all references in the Confirmation to the “Number of Warrants” will be deemed to be to the Number of Warrants as amended hereby and all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Except to the extent specified below, all other provisions of the Confirmation shall apply to the Additional Number of Warrants as if such Additional Number of Warrants were originally subject to the Confirmation. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.
The terms relating to the purchase of the Additional Number of Warrants are as follows:
1. The “Trade Date” with respect to the Additional Number of Warrants will be March 11, 2008.
2. The “Number of Warrants” for the Transaction will be “2,570,423” reflecting an addition of 335,273 Additional Number of Warrants.
3. The “Premium” for the Transaction will be “$15,893,003” reflecting an increase of the premium payable by Bank to Company in the amount of $2,073,003 for the Additional Number of Warrants.
4. Each of Bank and Company hereby repeats the representations, warranties and agreements made by such party in the Confirmation, with respect to the Amendment or with respect to the Confirmation, as amended by the Amendment, as the context requires.
5. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.
6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
7. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.
Very truly yours,
J.P. Morgan Securities Inc., as agent for
JPMorgan Chase Bank, National Association
By: Jason M. Wood
Authorized Signatory
Name: Jason M. Wood
Accepted and confirmed
as of the Trade Date:
NuVasive, Inc.
By: /s/ Kevin C. O’Boyle
Authorized Signatory
Name: Kevin C. O’Boyle
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority